UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2015

Signature Group Holdings, Inc.

Delaware	001-08007	46-3783818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15301 Ventura Boulevard, Suite 400 Sherman Oaks, California 91403
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

NABCO Purchase Agreement

On January 9, 2015, Signature Group Holdings, Inc., a Delaware corporation (the “Company” or “Signature”), its wholly owned subsidiary, SGGH, LLC (“Seller”) and its indirect wholly owned subsidiary, North American Breaker Co., LLC (“NABCO”), entered into a Purchase Agreement (the “NABCO Purchase Agreement”) with NABCO Holding Company, LLC (the “Purchaser”) and North American Breaker Co., Inc., a wholly owned subsidiary of the Purchaser (the “Canadian Purchaser”). Purchaser is owned by an investor group led by PNC Riverarch Capital, a division of PNC Capital Finance, LLC. Simultaneously with the execution of the NABCO Purchase Agreement and pursuant thereto, Purchaser acquired all of Seller’s membership interests in NABCO, and Canadian Purchaser purchased all of NABCO’s Canadian assets, for an aggregate purchase price of $78 million in cash subject to the repayment of debt and other expenses described below and the assumption of certain liabilities of NABCO.  The purchase price is subject to adjustments as set forth in the NABCO Purchase Agreement, including that NABCO at closing had a specified amount of net working capital.  Signature acquired NABCO in July 2011 for a purchase price of $36.9 million.  As reported by the Company in a press release dated January 12, 2015, had the sale be completed on September 30, 2014, the date of Signature’s most recently filed financial statements, the sale of NABCO would have resulted in a pre-tax gain of approximately $40 million.

Portions of the purchase price were used by the Seller to first pay off all outstanding debt of NABCO, including the credit facilities described in Item 1.02 below, and pay certain fees and expenses relating to the transactions contemplated by the NABCO Purchase Agreement. As required by the NABCO Purchase Agreement, $3.9 million of the purchase price was deposited in an indemnity escrow account to secure certain indemnification obligations of Signature and Seller.  Net proceeds after payment of the foregoing amounts were paid to the Seller. Signature estimates that the net cash proceeds after the payment of the foregoing amounts related to the transaction, and the funding of the indemnity escrow, but before the payment of taxes, is approximately $56 million, which will be used for general corporate purposes, the payment of taxes, and to pay a portion of the purchase price of the pending acquisition by Signature’s indirect wholly owned subsidiary, Real Alloy Holding, Inc., of the equity interests of certain entities, which together with their subsidiaries, comprise the global recycling and specifications alloys business of Aleris Corporation (“GRSA”).

The NABCO Purchase Agreement contains customary representations, warranties and covenants made by Signature, Seller, Purchaser and the Canadian Purchaser.  Signature and Seller have also agreed not to engage in activities competitive with NABCO nor to solicit customers of NABCO for five years following the consummation of the transactions contemplated by the NABCO Purchase Agreement.  In addition, Signature, the Seller, and certain executives of Signature have agreed not to solicit employees of NABCO or its subsidiaries for a two-year period following the closing of the NABCO Purchase Agreement.

Signature and Seller have, jointly and severally, agreed to indemnify the Purchaser and the Canadian Purchaser (and their affiliates) for claims and losses arising out of or related to, among others: (i) breaches of representations, warranties and covenants of Signature and Seller, (ii) certain operations, actions or omissions of NABCO or its subsidiaries prior to closing, (iii) certain debt and expenses to the extent not paid off or deducted from the purchase price at closing, (iv) any claim by any stockholder of Signature, (v) any product distributed, shipped or manufactured by, or any services provided by, NABCO or its subsidiaries prior to closing, (vi) the termination of a legacy profit sharing plan and (vii) certain liabilities related to environmental claims relating to certain leased real property. The Purchaser, Canadian Purchaser and NABCO have agreed to indemnify Signature and the Seller for claims and losses arising out of or related to breaches of representations, warranties and covenants of the Purchaser or Canadian Purchaser in the NABCO Purchase Agreement and liability arising in connection to the operation of NABCO following the closing.

Signature’s and Seller’s aggregate indemnity obligations related to breaches of representations and warranties are generally capped at $7.8 million, except for certain fundamental representations.  In general, Signature and Seller will not be required to pay any amounts in respect of their indemnification obligations relating to breaches of representations and warranties, operations, actions or omissions of NABCO prior to the closing, and products distributed, shipped or manufactured by NABCO prior to the closing, until the aggregate amount of all losses exceeds a $780,000 deductible, in which case Signature and Seller will be required to indemnify for such losses. The deductible will not apply to losses to the extent such losses arise from or relate to certain fundamental representations.

The foregoing description of the NABCO Purchase Agreement does not purport to be complete and is qualified by reference in its entirety to the full text of the NABCO Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants of Signature and Seller contained in the NABCO Purchase Agreement have been made solely for the benefit of Purchaser and Canadian Purchaser. In addition, such representations, warranties and covenants (i) have been made only for purposes of the NABCO Purchase Agreement, (ii) have been qualified by confidential disclosures made to Purchaser and Canadian Purchaser in the disclosure schedules delivered in connection with the NABCO Purchase Agreement, (iii) in some instances are subject to materiality qualifications contained in the NABCO Purchase Agreement, which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the NABCO Purchase Agreement or such other date as is specified in the NABCO Purchase Agreement, and (v) have been included in the NABCO Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. The NABCO Purchase Agreement is included herein only to provide investors with information regarding the terms of the NABCO Purchase Agreement, and not to provide investors with any other factual information regarding Signature, Seller or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Signature, Seller or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the NABCO Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The NABCO Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and its business that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, annual Proxy Statement and other documents that the Company files with the Securities and Exchange Commission (“SEC”).

Item 1.02. Termination of a Material Definitive Agreement.

On January 9, 2015, in connection with the consummation of the transactions contemplated by the NABCO Purchase Agreement, the Company repaid in full all of NABCO’s outstanding loans, together with interest and all other amounts due in connection with such repayment under (i) the Business Loan Agreement, dated September 29, 2011, between NABCO and Pacific Western Bank, (ii) the Business Loan Agreement (Asset Based), dated September 29, 2011, between NABCO and Pacific Western Bank, as amended, and (iii) the Business Loan Agreement, dated December 30, 2013, between NABCO and Pacific Western Bank (such loan agreements collectively, the “Prior Credit Facilities”) and terminated the Prior Credit Facilities.  No penalties were due in connection with such repayments.  The remaining obligations of NABCO, the Seller and the Company under the Prior Credit Facilities generally are limited to certain remaining contingent indemnification obligations under such facilities.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above relating to the NABCO Purchase Agreement is incorporated by reference into this Item 2.01.  The Company intends to file the pro forma financial information required by Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K within four business days of January 9, 2015 as required by that Item.

Item 8.01. Other Events.

On January 12, 2015, the Company issued a press release announcing entry into the NABCO Purchase Agreement as set forth above in Item 1.01. A copy of the Company’s January 12, 2015 press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(b)  Pro forma financial information related to the transactions contemplated by the NABCO Purchase Agreement as set forth above in Item 1.01 and Item 2.01 will be filed by amendment to this Current Report on Form 8-K within four business days of January 9, 2015.

(d)Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

2.1

Purchase Agreement, dated as of January 9, 2015, by and among Signature Group Holdings, Inc., SGGH, LLC, North American Breaker Co., LLC, NABCO Holding Company, LLC and North American Breaker Co., Inc. *

99.1	Signature Group Holdings, Inc. Press Release dated January 12, 2015.

*Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.

Date: January 12, 2015	By:	/s/ W. Christopher Manderson
	Name:	W. Christopher Manderson
	Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1

Purchase Agreement, dated as of January 9, 2015, by and among Signature Group Holdings, Inc., SGGH, LLC, North American Breaker Co., LLC, NABCO Holding Company, LLC and North American Breaker Co., Inc. *

99.1	Signature Group Holdings, Inc. Press Release dated January 12, 2015. (Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated January 12, 2015.)

*Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.